EXHIBIT 10.2.2
                              ADDITIONAL AGREEMENT
   TO THE JOINT ACTIVITY AGREEMENT  FROM JUNE 17,  2005 ON TUGOYAKOVKA LICENCE

City  of  Tomsk,  Russia                                     December  31,  2005

CIGMA METALS CORPORATION, a corporation, listed on the stock exchange in the USA (hereunder CIGMA), represented by its President Mr. Lars Pearl, from one side, and

OOO  SCIENCE-INDUSTRIAL CORPORATION  GEOSPHERA , registered in Russia (hereunder
GEOS), represented by its Director Ms. Pavlova Anastasia Evgenievna, acting pursuant to the Charter, on the other side,

hereinafter referred to as the Parties, based on the decision of the Council of Parties from December 31, 2005, agreed to enter into an Additional Agreement as follows:

     1. Point 2.2.1. of the Joint Activity Agreement shall be changed and read in such redaction: CIGMA's contribution shall be in cash funds in the amount of US$126,440 (one hundred twenty six thousand four hundred and forty). This contribution is the initial contribution into the joint activity of the Parties.

     2. In points 2.3.AND 3.2.1. of the Joint Activity Agreement the amount of US$400,000 (four hundred thousand) must be changed on the amount of US$126,440 (one hundred twenty six thousand four hundred and forty).

     3. Point 5.2. shall be changed and read in such redaction: After investment by CIGMA of the initial amount of its contribution in 2005 and the additional amount of its contribution in 2006 to the joint activity the total amount shall be US$700,000, GEOS shall within reasonable time incorporate in accordance with the Russian law a subsidiary (limited liability company) with a minimum required capital and register the same with the Tomsk Region tax authorities.

     4. The following changes are the integral parts of the Joint Activity Agreement from June 17, 2005. All the other conditions and statements of the Joint Activity Agreement shall remain without any changes.

     5. This additional agreement is executed in 4 counterparts, each having juridical force:

     -  2  counterparts  in  Russian;
     -  2  counterparts  in  English.

     6. Addresses, Requisites and Signatures of the Parties:

SCIENCE-INDUSTRIAL  CORPORATION  GEOSPHERA  LTD
Legal address: Russia, 649000 Republic of Altay, Gorno-Altajsk, 29 Choros-Gurkina str.
Bank  Details:  JP  MORGAN  CHASE  BANK,  NEW  YORK
New  York,  USA  SWIFT  CODE:  CHASUS33
account No. 400 921 413 f/o GAZPROMBANK, SWIFT CODE: GAZPRUMM in favor of TOMSK BRANCH, SWIFT CODE: GAZPRUMM011 account 40702840900007002427 in favor of Science-industrial Corporation
 Geosphera  ,  Tomsk,  Russia.

CIGMA METALS CORPORATION
Address:  1  Edith  Place  ,  Coolum  Beach,  Queensland,  Australia  4573.
Bank  Details:  Harris  Bank  International  Corp.  New  York,  N.Y.,  USA
SWIFT: HATRUS33 for the account of: BMO - Bank of Montreal Vancouver Main Office 595 Burrard Street Vancouver, B.C. Canada V7X 1L7 for client's account: CIGMA METALS CORPORATION account number: 0004-4671-315.

         LARS PEARL                        ANASTASIA PAVLOVA
         PRESIDENT                             DIRECTOR
  CIGMA METALS CORPORATION          SCIENCE-INDUSTRIAL CORPORATION
                                            GEOSPHERA LTD

      /s/ Lars Pearl                    /s/ Anastasia Pavlova